UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

                           NewMarket Technology Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified by its charter)


       Nevada                       00-27917                 65-0729900
-------------------------     ------------------------  ------------------------
(State or other Jurisdiction  (Commission File Number)  (IRS Employer
of Incorporation)                                         Identification Number)

                         14860 Montfort Drive, Suite 210
                               Dallas, Texas 75254
           ----------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (972) 386-3372
           ----------------------------------------------------------
                (Issuer's Telephone Number, Including Area Code)

Copies to:
                              Andrea Cataneo, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

-----------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     On November 17, 2005, the Audit Committee and management of NewMarket Technology, Inc. (the "Company" or "NewMarket") concluded that, based on discussions with the SEC, the Company's financial statements for the fiscal quarters ended March 31, 2005, and June 30, 2005, and the fiscal year ended December 31, 2004, should be restated to correct the accounting treatment of the acquisition of Logicorp and Infotel. Accordingly, such financial statements should no longer be relied upon.

     Primarily, we are required to insert footnotes to the financial statements to provide additional detail regarding the integration of Infotel financials and the agreement to acquire Logicorp. The retroactive accounting entry changes reflect a reduction in the original value placed on the software asset acquired inclusively with the purchase of Infotel and a corresponding equal increase in goodwill associated with the purchase of Infotel. Furthermore, the accounting entry changes include the amortization of the Infotel software asset beginning from the time of purchase. Our quarterly report for the nine months ended September 30, 2005, includes the new footnotes and the culmination of the retroactive accounting changes. However, an amended annual report for the year ended December 31, 2004, will be filed with the footnotes and accounting entry changes, as well as, amended quarterly reports for the quarters ended March 31, 2005, and June 30, 2005. The restated financials in each report will reflect no change in revenue, but will reflect a reduction in profit resulting from the amortization of the Infotel software.

     In the pro forma financial statements included in the Form 8-K/A dated June 2, 2004, the Company recorded negative goodwill for the acquisition of Infotel. The Company should have reduced the carrying value of the software code owned by Infotel before any recognition of negative goodwill. The carrying value of the software code for excess of fair value over the cost will be reduced following the guidance of paragraph 44 of SFAS 141. Accordingly, the negative goodwill previously assessed will be credited.

     The software code acquired with the purchase of Infotel should include an amortization expense from the first day of the consolidation of the Infotel financials into the Company's financial statement. The cumulative amortization expense is included in the current 10QSB for the period ended September 30, 2005, and will be retroactively reflected in an amended 10KSB for the period ended December 31, 2004, and in amended 10QSB's for the periods ending March 31, 2005, and June 30, 2005.

     Infotel's fiscal year end is not synchronized with NewMarket's fiscal year end. Infotel's fiscal year end is September 30th. NewMarket's fiscal year end is December 31st. NewMarket consolidates Infotel's financials on a fiscal calendar basis rather than an actual calendar basis. For instance, the Infotel first fiscal quarter financials for the period ending December 31st is reported with NewMarket's first fiscal quarter for the period ending March 31st. Infotel accounts for approximately $4 million of NewMarket's overall annual revenue. This consolidation practice may create a risk by not revealing an issue with the substantial revenue contribution from Infotel for up to 90 days after the issue has occurred.

     NewMarket entered into an agreement to purchase a general technology service business, Logicorp, in the second half of 2004. The terms of the purchase agreement were never completely executed though substantially more than $1 million in cash of a total $2.1 million of an agreed purchase price was paid by NewMarket. Some joint operations between Logicorp and NewMarket ensued, but since the agreement was never fully executed (NewMarket did not pay the full purchase amount and no Logicorp shares were ever issued to NewMarket), the contemplated acquisition was never recorded in the NewMarket financials as an acquisition. The cash paid by NewMarket was otherwise recorded on the balance sheet as an investment in an unconsolidated company. Ultimately, Logicorp did not prove to be a viable or sustainable business and the operations of Logicorp have been closed or divested. NewMarket has alternatively entered into an agreement with the sellers to exchange the contemplated equity position in Logicorp for a minority equity position in a financial services software company named Broker Payment Services. NewMarket anticipates the terms of this agreement to be completed by the end of 2005. If the contemplated agreement to alternatively purchase an equity position in Broker Payment Services is not fully executed, NewMarket may have to realize the more than $1 million in cash partial payment as a loss. Even if the alternative contemplated agreement is completely executed, NewMarket may still need to discount or impair the current $1 million in unconsolidated investment.

     These changes will cause changes to previously reported balance sheets, income statements, statement of cash flows, and statement of stockholder equity for the fiscal quarters ended March 31, 2005, and June 30, 2005, and the fiscal year ended December 31, 2004, because of the changes.

     The Audit Committee and management of the Company have discussed the matters disclosed herein with the Company's independent registered public accounting firm.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          NEWMARKET TECHNOLOGIES, INC.


Dated: November 21, 2005                 By:/s/Philip Verges
                                            --------------------------
                                            Name: Philip Verges
                                            Title: CEO